Technical License Contract

The two principal Parties of the Contract are:

Party A: Deltawind AB, (DWAB) (Hereinafter called as Party A)
Nationality: Swedish
Address: Deltawind AB, Nytorpsvagen 34, Taby, Sweden
Legal Representative: Urban Henrik Joelsson
Tel: +46 (0)8 501 61 600
Fax: +46 (0)8 758 83 80
P.C.: SE-183 53

Party B: Wuhan Guoce Nordic New Energy Co., Ltd (Hereinafter called as Party B)
Nationality: Chinese
Address: Fortune Industry Park, DongHu New Technology Development Zone, Wuhan, P.R.C
Legal Representative: Hou TieXin
Tel: +86-27-87990785
Fax: +86-27-87990787
P.C.: 430223

PREFACE

The Contract is based on the consistent understanding on the under-mentioned concepts among the Parties:

1. Party A possesses the design and manufacturing technology and know-how of the stipulated product covered in this Contract, which has been validated as being useful;

2. Party A has the right and is able to permit Party B to use the technology and know-how of the stipulated product of the Contract (hereinafter refers to “the technology under the Contract”);

3. The two parties expect that Party B can successfully use the technology under the Contract and successfully manufacture and sell the product under the Contract;

Article 1 Definition

The under-mentioned terms in the Contract have been defined after consultation:

1.1 The product under the Contract refers to: product listed or regulated in the Appendix I of the Contract;

1.2 The technology under the Contract refers to: the joint venture independently manufactures the know-how, expertise, technical skill and technology that can manufacture the product in conformity to the given specifications of Appendix I;

1.3 The technical information under the Contract refers to: all information required for the implementation and utilization of the technology, which include but not limited to the product design, construction, development, production, technology, manufacture, utilization, operation, overhaul, repair, maintenance, improvement or rebuild. The information includes but not limited to: operation manual, estimation, specification, manufacturing data, drawings, blue prints, pictures, prospectus and computer software under the Contract.

1.4 The technical assistance in the Contract refers to: assistance to guarantee the product in conformity to the specifications in the technology application and/or necessary assistance for searching and eliminating the defects;

1.5 The technician under the Contract refers to: manager, training personnel, employee or consultant sent by Party A to Party B for the purpose of providing technical assistance;

1.6 The approved use area under the Contract refers to: countries and areas that Party B and its holding enterprises are located;

1.7 Force Majeure in the Contract refers to: event beyond the control of a Party, as a result of which the Party is unable to perform its obligations under the Contract, including: war, disturbance, riot, act of sabotage, strike, closedown, other chaos or latest laws or act of the government, as well as fire, explosion or other unavoidable accidents, such as flood, fire, and earthquake and etc., including epidemic situation proclaimed and determined or other abnormal natural incidents.

1.8 Day under the Contract refers to: the Gregorian calendar, the number of day includes all non-business days and holidays, all days are calculated in accordance with the Gregorian calendar.

Article 2 Scope

2.1 Party A agrees to allow Party B to use the technology used by Party A in manufacturing the listed and stipulated product under the contract to Party B at the effective date of the Contract as provided herein. The technology shall effectively meet with the requirements of Chinese market.

Article 3 Territory and Exclusive Right

3.1 Utilization of technology and product manufacture

3.1.1 The market and manufacturing rights provided by DWAB to GCNORDIC are not exclusive by automatic. Such is however possible. Within one year after the establishment of GCNORDIC, when GCNORDIC reaches the sales amount of 50MW and proves its annual assembling capacity is 300MW, Party A then obtain an exclusivity status. At the same time, according to the realities of Chinese market, both parties should discuses the standards of obtaining an exclusivity status, it will decide whether GCNORDIC will have the exclusive right in China or not in the future.

3.2 Sales of the product

3.2.1 Party B has the rights to sell its products within mainland China

3.2.2 Party A reserves the right of allowing Party B to sell its products outside of China. Upon separate agreement this could be developed into a cooperative business.

Article 4 Technology Usage

4.1 Party A agrees to provide all documents, training and technical assistance required for the manufacture of the product in accordance with designed schedule in the pre-contract;

4.2 Documents

4.2.1 Range of the documents

Documents for manufacturing product under the Contract include but not limited to:

4.2.1.1 Drawings, blue prints and designs used in the manufacture and assembly

4.2.1.2 List of raw materials

4.2.1.3 List of raw materials includes: Weight, size, texture of material, assembling technique and the testing standards for every part

4.2.1.4 General calculation sheet

4.2.1.5 Inspection and test procedures and data and quality management procedures

4.2.1.6 Manufacture and assembly procedures

4.2.1.7 Operation and maintenance manual

4.2.1.8 Computer software

4.2.1.9 Manufacturing and assembling flow and calculation methods

4.2.2 Document form

Documents shall be full, accurate and legible. Languages of the documents, including drawings, blue prints and design may only be in Chinese and English. Metrology may use the given metric system.

4. 2.3 Defect of documents

Party A promises to amend and perfect any defect in the documents in the shortest time or eliminate the defect with other proper methods;

4.2.4 Alteration of documents

The update, improvement, appendix, revision or other changes of any document provided by Party A as provided herein within the Contract shall be delivered by Party A immediately to Party B.

4.2.5 The list of documents and schedules shall be handed over by Party A to Party B within five work days after the setup of J/V and written approval shall be obtained from Party B.

4.3 Training

4.3.1 Scope of training

Party A agrees to train the employee of Party B the technology required for manufacturing the product in accordance with the given specifications in Appendix I.

4.3.2 Training plan

Party A will provide training plan to Party B for written approval within five work days from the setup of J/V, this plan includes but not limited to:

4.3.2.1 Training course and teachers

4.3.2.2 Proper inspection procedures to ensure the success of training plan, including but not limited in establishing standards of satisfaction result of trainees and ratio of trainees reaching the standards, thus the training quality can be ensured;

4.3.2.3 The beginning and ending dates of the training

4.3.2.4 Training place

4.3.2.5 Number of training persons

4.3.2.6 Qualifications of the trainee

4.3.2.7 Replacement procedures of unqualified trainees during the training

4.3.3 Expenses for teachers

4.3.3.1 Return journey expense of the teachers, their life insurance or assets insurance charges in connection with the training activities, and expenses for training materials and tools, as well as the abovementioned expenses shall be paid by Wuhan Guoce S&T Co.,Ltd on behalf of Party B.

4.3.3.2 The trainers’ expenses of accommodations and food shall be paid by Wuhan Guoce S&T Co.,Ltd on behalf of Party B.

4.3.4 Trainee expenses

 Travel and living expenses and other expenses of trainees shall be born by Party B

4.3.5 Completion of the training

 Upon the completion of training period, Party A and Party B or their representatives shall carry out an agreed test, if the agreed scores of the agreed ratio of the agreed trainees accord with the agreed standards, Party A and Party B shall together award the Certificate of Completion issued by the two parties.

4.3.6 Training failure

 In case the trainees in conformity to the agreed standards have not reached the agreed ratio at the completion of the training, Party B has the right to ask for extra training within reasonable time till the training reaches the standards.

4.4 Technical assistance and personnel

4.4.1 Technician support

 Party A agrees to arrange qualified technicians to provide recommendation, guidance, assistance and support required for the guarantee of manufacturing stipulated product in consistent with Appendix I at the site of Party B. After the joint venture is established, Party A agrees to provide emergency technical assistance at the request of Party B at any time within the validity period of the Contract by any form, including but not limited to telephone, mail or assigning qualified technician, or any other appropriate methods.

4.4.2 List of technician

Party A shall provide to Party B the list of technicians within five work days after the setup of J/V, and shall send every resume of each technician to Party B. The list and qualification of the technicians must be recognized by Party B in writing, and Party B may ask Party A to substitute all the doubtful technicians and provide the substitutes. These technicians shall arrive the place of Party B and begin relative work within five work days after they are recognized by Party B.

4.4.3 Technician management

 Technicians in the People’s Republic of China shall abide by the local laws and regulations and provisions.

4.4.4 Replacement of technician

 Any technician by virtue of unqualified, lack of skill, unhealthy, imperfect management or any other substantial reasons shall be recalled and replaced after Party B submits proper notice to Party A, all expenses arising from the recall and replacement shall be born by Party A.

4.4.5 Resident permission and expense

4.4.5.1 Party B assists with Party A to provide required visa, necessary working permission, and resident permission and relative consensus of working documents of the Contract for every technician. Party A shall bear all expenses in connection with these visas and documents.

4.4.5.2 Party B shall provide accommodations, special treatment and facilities for technician, and shall advance the expenses of accommodations and food and services on behalf of the joint venture.

4.4.6 Failure of technical assistance

 Any expenses, payment or loss of Party B arising from not providing technical assistance timely and correctly by Party A, Party B has the right of remedy from Party A.

4. 5 Manufacture of first group of wind turbines

4.5.1 Party A and Party B agree unanimously to begin the manufacture of first group of two-blade wind turbines at the first speed.

4.5.2 Obligation of Party A

It shall appoint persons to help Party B determine suitable wind farm, to settle all the technical problems during the manufacture of first group of wind turbines, shall provide list of purchase of accessories, systems and raw materials, so as to give guidance for direct purchase by Party B, shall be responsible for training Party B’s working persons.

4.5.3 Obligation of Party B

 It shall pay all the expenses raised in manufacture of above-mentioned wind turbines, shall be responsible for investigation on China’s market, and shall seek suitable wind field for manufacture of above-mentioned wind turbines, shall conclude contract of manufacture of above-mentioned wind turbines with the owner of wind farm.

4.5.4 Manufacture plan and schedule of first group of wind turbines

Within ten days after the signing of this contract, Party A shall provide Party B with the scheme and schedule of manufacture of first group of wind turbines and acceptance standard, which shall be recognized by Party B, so that Party B should make exact, timely and effective preparation before the manufacture

4. 5.5 In any case, the manufacture of the model machine shall commence by July 15th, 2006 and shall be completed no later than May 1st, 2007.

4.5.6 After the manufacture of above-mentioned wind turbines has been finished, Party B shall provide Party A with all the technical data and documents related to the manufacture of the wind turbines.

4. 5.7 Manufacture failure and delay of the first group of wind turbines

In the event the manufacture of above-mentioned wind turbines cannot be completed on schedule or cannot reach to acceptance index, the principals of the Contract shall try their best to eliminate any defect in the application technology within the shortest time; in case a party improperly delays the trial run in virtue of some reasons, the other party has the right to ask for delay compensation, simultaneously the other party who do not cause the delay has the right to terminate the Contract on its own side.

Article 5 Price

5.1 Best quotation

5.1.1 Considering the total price under comparison situation, Party A promises to provide the agreed preferential price not less than that to any third party in the past and in the future within the validity period of the Contract.

5.1.2 If Party A provides more favorable price to the third party out of the Contract, or has provided more favorable price, Party A agrees to reduce the payment of support to the Contract without delay, and return any excess part of payment to Party B.

Article 6 Payment

6.1 Initial technical usage fees

6.1.1 Amount: Five million Swedish Kronas

6.1.2 Payment mode: the initial technical usage fees shall be paid in installments by the joint venture

6.1.2.1 After this contract and the J/V contract are in effect and within two weeks after the manufacture plan and schedule of first group of wind turbines are confirmed, Wuhan Guoce S&T Co.,Ltd shall, on behalf of Party B, advance one million Swedish Kronas to Party A as Initial technical instruction fees. Such full advanced instruction fees shall be paid by Party B to Wuhan Guoce S&T Co.,Ltd within thirty days after the establishment of J/V.

6.1.2.2 Within six months after establishment of the joint venture, the joint venture shall pay up the residual four million Swedish Kronas of initial technical instruction fees to Party A.

6.2 Technical usage fee

6.2.1 Criterion of Technical usage fee

Party A shall authorize GCNORDIC paid usage of technology. For every set of wind turbine generator produced, GCNORDIC should pay technology usage fee to Party A according to 3.5% of the Annual turnover of GCNORDIC. When the profit is too low after paying the stipulated technology fee, Party A shall give some suggestions on reducing the percentage of the technology usage fee, and these suggestions shall be submitted to the board of the directors for discussion, and shall be confirmed after get the all the board members’ approval.

6.2.2 The technical usage fee report shall be sent to Party A within thirty days from the date of the completion of annual summary, this report shall involve the net selling price, total fixed price and quantity of each batch, and the type of product sold by Party B on the basis of the Contract. The schedule for technical usage fee is designed according to the sales income of every quarter. In the end of every year, this technical usage fee report will be examined and confirmed.

6.2.3 Party A may put forward formal written query on the questions in the report in written form, as for the report without query ,Party B shall pay the technical usage fee of the fourth quarter to Party A within the quarter that Party A receives the report.

6.2.4 Party B shall keep all true and accurate accounts, documents, daybooks and other related records required for the calculation and auditing to complete the technical usage fee report.

6.3 Currency

Initial technical instruction fees shall be paid in Swedish Krona, and payment of deduction shall be calculated in RMB. For the purpose of remittance by Party A, if the total amount payable of the payment of deduction shall be converted to other currency, the official exchange rate of the People’s Republic of China shall apply.

Article 7 Taxation

7.1 In the event the government of the People’s Republic of China shall collect custom, sales tax and income tax or similar taxation from Party B on the establishment and implementation of the Contract, Party B shall bear these expenses.

7.2 In the event the government of the People’s Republic of China shall collect custom, sales tax and income tax or similar taxation from Party A or persons of Party A on the establishment and implementation of the Contract, Party A or its personnel shall bear these expenses.

Article 8 Improvement and Innovation

8.1 Undertaking the obligation of technology improvement and innovation

  Improvement or innovation of any design or manufacture found or obtained by a Party must be notified to the other Party pursuant to the provisions of joint venture agreement within the validity period of the Contract, and shall provide appropriately documents, training and technical assistance required for the implementation of improvement and innovation to the other Party as well.

8.2 Expenses for technology improvement and innovation

  The technology improvement and innovation fee of Party A shall be included in the above-mentioned technical usage fee; there should be no additional payment. However, the actual costs in the documents of preparation, providing training and technical assistance shall be decided through consultation on whether or how to compensate on the basis of invoice by the principal parties of the Contract.

8.3 Letters patent or other protection to the improvement and innovation

  When Party A obtains patent rights or other intellectual rights in virtue of any improvement and innovation, Party A is committed to award the patent rights or other intellectual rights and all patent right authorized use rights to Party B, however, the actual costs in the awarding of these licenses shall be decided through consultation on whether or how to compensate on the basis of invoice by the principal parties of the Contract.

Article 9 Warranty

9.1 Technical warranty

  For technology usage as a whole, Party A guarantees that the technology to manufacture the product is applicable, and documents, training and technical assistance are sufficient.

9.2 Measures in case of technical failure

  For the substantial deviation of manufacturing major product arising from the operation manual for application technology of Party A in the specifications (including product process efficiency, product output and pollution emission) of Appendix I, Party A is committed to adopt immediately the following measures:

9.2.1 Review the reason of deviation;

9.2.2 Put forward the technical improvement required for the manufacture of the stipulated product;

9.2.3 Notify the improvement to Party B;

9.2.4 Provide additional documents, training and technical assistance which may be required to Party B free of charge;

9.3 Expenses of warranty;

  Party A shall bear all costs, expenses, loss or damage of Party B arising from technical defect to Party B.

Article 10 Environment Protection and Harmful Effect

10.1 Party A promises that it has fully and clearly publicized all information of related known technologies to environment affection to Party B, and in case of any new information, Party A shall notify Party B at once free of charge.

10.2 Party A promises that it has fully and clearly notified Party B all information of prohibition and restriction implemented on the technology or the product in any country at any time.

Article 11 Infringement of the Industrial Property of the Third Party

11.1 Party A knows nothing about and has no business to believe that partial or the entire usagered technology used by Party B shall infringe any patent or other industrial property of the third party according to usual practice. However, in the event the third party has claimed infringement of partial or the entire usagered technology used by Party B, and taken proceedings to Party B therewith, Party B shall notify Party A immediately. Party A shall undertake all responsibility of defense therewith; Party B shall provide all possible and necessary support to Party A during the defense except expenses.

11.2 In the event Party B is judged or decided infringement in fact during the treatment of aforesaid infringement matters, Party A shall compensate Party B, the expenses include all related costs resulted therewith of Party B during the defense or proceedings or arbitration periods in addition to the loss of Party B, as well as any compensation for damage requested or the corresponding costs in connection with proceedings and arbitration activities and proceedings or arbitration results request by the court or arbitration organ for which Party B shall be born according to the arbitration.

Article 12 Confidential

12.1 Party B promises that it may adopt cautious measures to complete the manufacture of the product under the Contract and the follow-up research of technology rationally by itself or authorize others to use all technical information obtained from Party A within the validity period of the Contract unless receiving written prohibition from Party A, and Party A shall not refuse to provide technical information if no justifiable reason. However, the technical information learnt by Party B at the usage, or technical information publicized or known to the industry shall be beyond the restriction. Moreover, Party B shall be permitted to provide technical information required for the manufacture, use, sales or improvement of the product.

12.2 When Party A obtains the technical information in connection with the Contract, the same confidential obligation shall apply to Party A as well.

12.3 Party A shall not reveal confidential information delivered by Party B to Party A in connection with the Contract to any third party under no circumstances.

Article 13 Force Majeure

13.1 Should either of the parties to the contract be prevented or delayed from executing the contract by Force Majeure, which shall not be deemed as breach of the Contract, and no legal remedy shall be needed for the other Party. However, in case the prevented or delayed performance of the Contract lasts over thirty days, the other Party shall have the right to terminate the Contract.

Article 14 Approval and Effectiveness

14.1 Upon the signing of the Contract by the concerned Parties and receiving of approval documents from the administrative organ of Chinese government, the Contract shall be effective.

14.2 The principal Party of the Contract has the obligation to notify the other Party as soon as it receives the government approval documents.

Article 15 Validity Period, Renewal and Termination of the Contract

15.1 Validity period of the Contract

The validity period of the Contract shall be from the effective date of the Contract to ten years successively.

15.2 Invalidity and renewal of the Contract

15.2.1 The Contract shall be null and void at the expiration of the Contract. It shall be extended upon expiration unless notice in writing is given by the principal Parties of the Contract prior to six months of the expiration, which shall be approved by qualified administrative organs.

15.2.2 Upon the expiration of the Contract, unless the Contract is canceled in virtue of breach of Party B on its own side, Party B has the right to use the technology without paying further expenses.

15.3 Termination resulted in the change of ownership

In the event of change of Party A or Party B in virtue of merger, purchase take-over or similar chance occurrence, the other party has the right to terminate the Contract on its own side and notify the result to the party which has changed. Both parties should sign a new contract and should get the approval from the administration agency of government, then both parties could continue their collaboration.

Article 16 Explanation on Rights and Obligations

16.1 Any Party of the Contract shall neither usage partial or the entire rights and/or obligation of the Contract or partial or the entire of the contract without written consensus of other principal Parties of the Contract.

Article 17 Notifications

17.1 Notifications mailed by one principal Party to the other principal Party of the Contract shall be effective only for registered and signed mail pursuant to the Contract.

17.1.1 The aforesaid notifications shall be mailed to the under-mentioned addresses:

17.1.1.1 Party A:

17.1.1.2 Party B:

Article 18 Partial Null and Void

18.1 If part of the contract is null and void, it shall not affect the validity of the other parts. If any terms and conditions of the contract are null and void, the two parties have the obligation to replace with new effective terms and conditions, so as to realize the original contents to reach the purpose of the Contract.

Article 19 All Agreements and Revisions

19.1 All agreements

The Contract consists of and composes of the technical acquisitions and usage and service on all agreements between the principal Parties of the Contract, if the Parties to this contract have before declaration of will which was different from this contract, this contract shall apply.

19.2 Revision

This Contract can be amended, corrected or revised only after consensus of principles of the Contract.

Article 20 Languages

20.1 Language and original of the Contract

20.1.1 The Contract is written in quintuplicate and one for each, other copies shall be filed to governmental institutions concerned.

20.1.2 The contract shall be written in two languages which are Chinese and English. Both language versions have the equal legal effect.

20.1.3 Two sets of contract documents in Chinese and two sets of contract documents in English shall be signed by both parties. Both parties shall hold each document of the two languages.

20.2 Notification and other communication languages

The Parties of the Contract agree that messages and all other communications between the Parties shall be in Chinese and in English.

Article 21 Applicable Laws

21.1 The establishment, validity, translation, execution, breach and termination of the Contract are all under the jurisdiction of the People’s Republic of China.

21.2 The principal Parties of the Contract, intending to be bound legally by the laws and regulations of the People’s Republic of China, have signed the Contract on the aforesaid date, which shall be legally binding on principal Parties of the Contract in accordance with Article 14 of the Contract.

Article 22 Settlement of Dispute

22.1 Principle of dispute settlement

Within the validity duration of the contract, in case of any disputes shall be resolved on a fair and just ground through friendly consultations.

22.2 Method settlement of dispute

Such consultations shall begin immediately after one Party has delivered to the other Party a written request for such consultation. If within thirty (30) days following the date on which such notice is given, the dispute cannot be settled through consultations, the dispute shall be submitted to arbitration in Hong Kong, upon the request of any Party with notice to the other Party.

22.3 Settlement place of the dispute

The appointing authority shall be Hong Kong International Arbitration Centre ("HKIAC").

IN WITNESS WHEREOF, both parties set their hands on the date herein mentioned

Party A (Cachet) :

Legal representative (signature):

Date of Signature :

Party B (Cachet) :

Legal representative (signature):

Date of Signature :